Exhibit 10.2

BRITISH COLUMBIA
Ministry of Employment and Investment
Energy and Minerals Division
Minerals Titles Branch

Minerals Tenure Act
Section 52

BILL OF SALE ABSOLUTE

INDICATE TYPE OF SALE:	MINERAL

MINING DIVISION:	CARIBOU

SELLER

I, Glengarry Development Corp. 1102-1010 Howe Street, Vancouver, British Columbia V6V 1P5, (604) 209-6565 - Client Number 145065

PURCHASE

Woodburn Holdings Ltd. 885 Pyrford Road, West Vancouver, British Columbia V7V 2A2 (604) 925-0220.

For and in consideration of the sum of Eight Thousand Five Hundred US ($8,500.00) paid to me. Do hereby sell the interest as specified below in the following mineral title:

	Tenure
Claim Name of Lease Type	Number	Percentage of title being sold

K9	406361	100%

I declare that I have good title to these tenures and every right to sell the same, in witness whereof have today signed my legal name.

/s/ Glengarry D	/s/ R. M. Baker
Glengarry Development Corp.	Woodburn Holdings Ltd.

Dated:   December 10, 2004